Exhibit 10.1

Talend S.A.

1.75% Convertible Senior Notes due 2024

Purchase Agreement

September 5, 2019

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As the representatives of the several Purchasers

Named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Talend S.A., a société anonyme organized under the laws of France (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the purchasers named in Schedule I hereto (the “Purchasers”), for whom Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives (“you” or the “Representatives”), an aggregate of €125,000,000 principal amount of its 1.75% Convertible Senior Notes due 2024 (the “Firm Securities”), convertible into a cash amount in euros, ordinary shares of the Company to be delivered in the form of American Depositary Shares (“ADSs”) each representing one of the Company’s ordinary shares, nominal value €0.08 per share (“Underlying Shares”), or a combination thereof, at the Company’s election. The Company also proposes to issue and sell to the Purchasers up to an additional €18,750,000 aggregate principal amount of its 1.75% Convertible Senior Notes due 2024 (the “Optional Securities” and, together with the Firm Securities, the “Securities”), as set forth in Section 2.

The ADSs that may be issued to holders of Securities upon the deposit of any Underlying Shares by the Company upon conversion of the Securities will be evidenced by American Depositary Receipts (“ADRs”) to be issued, as applicable, pursuant to a Deposit Agreement, dated as of July 28, 2016 (the “Unrestricted Deposit Agreement”) or pursuant to a Restricted Issuance Agreement, to be dated as of September 13, 2019 (the “RIA” and, together with the Unrestricted Deposit Agreement, the “Deposit Agreement”), each among the Company and JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.

The Securities will initially be issued in book-entry form and sold in reliance on Rule 144A under the United States Securities Act of 1933, as amended (the “Act”) and will be issued to a common depository for the accounts of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

1.     The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)      A preliminary offering circular dated September 4, 2019 (the “Preliminary Offering Circular”) and an offering circular dated September 5, 2019 (the “Offering Circular”) have been prepared in connection with the offering of the Securities and the ADSs issuable upon the deposit of any Underlying Shares issued upon conversion of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such circular and incorporated by reference therein and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(g)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

2

(b)      For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)) listed on Schedule II(a) hereto and each Permitted General Solicitation Material (as defined in Section 6(a)) listed on Schedule II(c) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package, a Company Supplemental Disclosure Document or any Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(c)      Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular and the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular and the Offering Circular; and, since the respective dates as of which information is given in the Pricing Circular and the Offering Circular, there has not been any change in the share capital (other than (A) as a result of the exercise (including any “net” or “cashless” exercises) of stock options (options de souscription d’actions) or warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise), the vesting of free shares (actions gratuites) or the award of shares, stock options (options de souscription d’actions), warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise), free shares (actions gratuites) or rights to purchase of shares under the Company’s employee stock purchase plan (ESPP) in the ordinary course of business pursuant to the Company’s equity plans or that are described in the Pricing Circular and the Offering Circular or (B) the repurchase of shares by the Company, which were issued pursuant to the early exercise of stock options by option holders or with respect to free shares and are subject to repurchase by the Company as disclosed in the Pricing Circular and the Offering Circular) or long-term debt (other than the Securities) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, properties, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (each such change or development, a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Circular and the Offering Circular;

(d)     The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than with respect to Intellectual Property Rights (as defined below) which is addressed exclusively in subsections (ii) through (mm) below) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular and the Offering Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

3

(e)      The Company has been duly organized as a French public limited company with a board of directors (société anonyme à conseil d’administration) and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 484 175 252, its by-laws have been duly approved in accordance with applicable law, and the Company has the power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular and the Offering Circular, and has been duly qualified as a foreign entity for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each “Significant Subsidiary” (which shall be defined for purposes of this Agreement as each of Talend, Inc. and Stitch Inc.) of the Company has been duly incorporated or formed and is validly existing as a corporation or other business organization in good standing (where such concept exists) under the laws of its jurisdiction of incorporation or formation, and has been duly qualified as a foreign corporation or other business organization for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(f)      The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Circular and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the stock contained in the Pricing Disclosure Package and the Offering Circular; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, or claims would not, individually or in the aggregate, have a Material Adverse Effect; the Securities will be convertible at the option of the holder thereof into Underlying Shares and the Company will deliver ADSs representing such Underlying Shares to holders in accordance with the terms of the Deposit Agreement, the Indenture (as defined below) and the Securities;

(g)     The maximum number of Underlying Shares initially issuable upon conversion of the Securities (including the maximum number of additional Underlying Shares by which the Conversion Rate (as such term will be defined in the Indenture to be dated as of September 13, 2019 (the “Indenture”) between the Company, U.S. Bank National Association, as Trustee (the “Trustee”), and Elavon Financial Services DAC, U.K., under the trade name U.S. Bank Global Corporate Trust Services, an affiliate of the trustee, acting through its U.K. Branch (“Elavon”), as paying agent, registrar and conversion agent, may be increased upon conversion in connection upon a Make-Whole Fundamental Change or during a Redemption Period (as such terms are defined in the Indenture) and assuming (X) the Company elects, upon conversion of the Securities, to deliver solely Underlying Shares (other than cash in lieu of fractional shares) in settlement of each such conversion and (y) the Purchasers exercise their option to purchase Optional Securities in full) (such maximum number, the “Conversion Shares”)) have been duly and validly authorized and, will conform in all material respects to their description contained in the Pricing Circular and the Offering Circular and the Deposit Agreement will conform in all material respects to its description in the Pricing Circular and the Offering Circular; subject to the issuance of the Underlying Shares upon conversion of the Securities in accordance with the Indenture, the Underlying Shares will be validly issued, fully paid and may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs;

4

(h)      Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Conversion Shares issuable upon conversion of the Securities in accordance with the provisions of the Deposit Agreement and the Indenture, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and fully paid and non-assessable and not subject to preemptive or similar rights, and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Circular; and there are no restrictions on subsequent transfers of the Underlying Shares or the ADSs under the laws of France or the United States except as described in the Pricing Circular and the Offering Circular under “Transfer Restrictions”. Persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement;

(i)       The Securities have been duly authorized by the Company and, when executed and authenticated, issued and delivered in accordance with the provisions of the Indenture and delivered and paid for by the Purchasers in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, re-organization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity (collectively, the “Enforceability Exceptions”)); the Securities will be entitled to the benefits of the Indenture;

(j)       The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee and Elavon, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(k)      There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Purchasers for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(l)       The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement. This Agreement and the Unrestricted Deposit Agreement have been duly and validly authorized, executed and delivered by the Company and the RIA has been duly and validly authorized by the Company, and, when executed and delivered by the Company and, assuming due execution and delivery thereof by the Depositary, the RIA will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and the transactions contemplated by this Agreement and the Deposit Agreement have been duly and validly authorized by the Company;

5

(m)     The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated (including the issuance of the ADS to the holders of the Securities upon the deposit of any Underlying Shares by the Company upon conversion of the Securities) and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or the corresponding governing documents of any of its subsidiaries is subject, (B) the By-laws (or the corresponding governing documents) of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except in the case of (A) and (C) for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Securities or the Deposit Agreement (including the issuance of the ADS to the holders of the Securities upon the deposit of any Underlying Shares by the Company upon conversion of the Securities), except such as may be required under the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Securities and the Underlying Shares by the Purchasers;

(n)      Neither the Company nor any of its Significant Subsidiaries is in violation of (A) its By-laws (or the corresponding governing documents) or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; except in the case of (B) for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Significant Subsidiaries or any of their properties, as applicable;

(o)      The statements set forth in the Pricing Circular and the Offering Circular under the captions “Description of Notes”, “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Securities and the ADSs and under the captions “Taxation”, and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein accurately and fairly summarize such laws and documents in all material respects;

(p)      Other than as set forth in the Pricing Disclosure Package and the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)      The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Circular, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)       Based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year or any subsequent taxable year;

6

(s)       KPMG S.A., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act, and the rules and regulations of the Commission thereunder;

(t)       The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Pricing Circular and the Offering Circular fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(u)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is designed to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the amounts reflected on the Company’s balance sheet for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in XBRL incorporated by reference in the Pricing Circular and the Offering Circular is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. Such system of internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)      Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular and the Offering Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective;

(x)      The financial statements, including the notes thereto, and the supporting schedules included in the Pricing Circular and the Offering Circular present fairly in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of the Company and its subsidiaries; except as otherwise stated in the Pricing Circular and the Offering Circular, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Pricing Circular and the Offering Circular present fairly in all material respects the information required to be stated therein in accordance with U.S. GAAP. The selected historical financial data set forth in the Pricing Circular and the Offering Circular under the caption “Summary—Summary Consolidated Financial Information” present fairly in all material respects the information included therein; except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in any documents incorporated by reference in the Pricing Disclosure Package and the Offering Circular; all other financial and accounting-related information and data included in the Pricing Circular and the Offering Circular has been prepared in all material respects on a basis consistent with that of the financial statements that are included in the Pricing Circular and the Offering Circular and the books and records of the Company and its subsidiaries and presents fairly the information shown thereby;

7

(y)      Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

(z)       There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(aa)     Since the date as of which information is given in the Pricing Circular and the Offering Circular, and except as may otherwise be disclosed in the Pricing Circular and the Offering Circular, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans or as otherwise disclosed in the Pricing Circular and the Offering Circular or pursuant to outstanding options, rights, warrants or free shares, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its capital stock;

(bb)    Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

8

(cc)    When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(dd)   The Company is subject to Section 13 or 15(d) of the Exchange Act;

(ee)    Neither the Company nor any person acting on its behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act (other than by means of a Permitted General Solicitation, as defined below);

(ff)     Except as disclosed in the Pricing Disclosure Package and the Offering Circular, the Company has not and no one acting on its behalf has, (A) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any subsidiaries to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (C) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any subsidiaries other than as contemplated in this Agreement;

(gg)   None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(hh)   (A) Neither the Company nor any of its subsidiaries is in material violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic material, chemical substance, waste, pollutant or contaminant (together, “Hazardous Materials”) or relating to pollution, contamination or the protection of the environment or human health or relating to exposure to Hazardous Materials (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither the Company nor any of its subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws; (D) there has been no storage, generation, transportation, use, handling, spill, leak, seepage, pumping, dumping, disposing, depositing or dispersing of any Hazardous Materials, (E) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (F) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

9

(ii)      The Company and its subsidiaries own or possess or, to their knowledge, can obtain on reasonable terms, all patents (including applications), trademark and service mark rights and similar rights in trade names (whether or not registered), domain names, copyrights (whether or not registered) (“Intellectual Property Rights”) as well as any other invention or proprietary or confidential information (whether or not patented or patentable), systems or procedures and other technology reasonably necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted (the “Company Intellectual Property”) as described in the Pricing Disclosure Package and the Offering Circular. The conduct of the Company’s and its subsidiaries’ respective businesses has not and will not violate, infringe, misappropriate or conflict in any material respect with any Intellectual Property Rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any Intellectual Property Rights of others, except as described in the Pricing Circular and the Offering Circular. The Company has not transferred ownership of any material Intellectual Property Rights included in the Company Intellectual Property to any third party and has not granted any third party any rights under any such Intellectual Property Rights, except for the non-exclusive rights granted to customers, strategic and channel partners and other third parties in the ordinary course. Except as set forth in the Pricing Disclosure Package and the Offering Circular, (i) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of its subsidiaries’ rights in or to any of the Company Intellectual Property, (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the Company Intellectual Property, (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or misappropriates any Intellectual Property Rights of others, and (iv) there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries that a third party infringes or misappropriates any of the Company Intellectual Property, which has resulted or could reasonably be expect to result in a Material Adverse Effect;

(jj)      The Company and its subsidiaries have taken reasonable steps necessary to secure interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company, including the execution of valid assignment and non-disclosure agreements or licenses for the benefit of the Company and its subsidiaries by such employees, consultants, agents and contractors under which they have assigned or licensed, to the Company, all of their right, title and interest in and to any Intellectual Property Rights developed by them and used in or related to the business of the Company or any of its subsidiaries. There are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the documents incorporated by reference in the Pricing Circular and the Offering Circular and are not so described. The Company and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any Intellectual Property Rights of any other person or entity that are required to be set forth in the documents incorporated by reference in the Pricing Circular and the Offering Circular and are not so described. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Intellectual Property Rights that is owned or purported to be owned by the Company or any of its subsidiaries and no governmental agency or body, university, college, other educational institution or research center has any claim or right of ownership in or to any Company Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and other confidential information owned, used or held for use by the Company or any of its subsidiaries that the Company in its reasonable business judgment wishes to maintain as trade secrets;

10

(kk)    The Company and its subsidiaries have, to their knowledge, used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials. Other than as described in the Pricing Circular and the Offering Circular, none of the Company’s proprietary internally-developed software or other internally-developed technology, to the extent that such software or other technology is not included, or not contemplated to be included in Talend Open Studio or is otherwise material to the Company (such software and technology (“Company Proprietary Tools”)) incorporates Open Source Materials in a manner that requires or has required (a) the Company or any of its subsidiaries to permit reverse engineering of any Company Proprietary Tools of the Company or any of its subsidiaries, or (b) any Company Proprietary Tools of the Company or any of its subsidiaries to be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistributed at no charge or minimal charge;

(ll)      The information technology systems, equipment and software utilized by the Company (“IT Assets”) (a) are adequate for the operation of the business of the Company as currently conducted, and, to the knowledge of the Company, no person has gained unauthorized access to any such IT Assets and (b) are free of any known viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that may interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its subsidiaries. The Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology processes consistent with industry best practices. To the knowledge of the Company, no person has gained unauthorized access to any IT Assets since the Company’s inception in a manner that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(mm)  The Company and its subsidiaries have operated their respective businesses in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, all contractual obligations, all external policies of the Company and its subsidiaries, applicable to the receipt, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all personally identifiable information of customers or of third parties providing any personally identifiable information to Company or any of its subsidiaries (collectively, “Personal Data”), except such as has not resulted or could not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintain policies and procedures intended to ensure the privacy, integrity, security and confidentiality of all Personal Data received, collected, handled, processed, shared, transferred, used, disclosed and/or stored by the Company or its subsidiaries in connection with the Company’s and its subsidiaries’ operation of their business, except such as has not resulted and could not reasonably expected to result in a Material Adverse Effect. To the knowledge of the Company, the Company has not experienced any security incident that has compromised the privacy and/or security of any Personal Data in a manner that has resulted or could reasonably be expected to result in a Material Adverse Effect;

11

(nn)   The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as currently conducted by them or as described in the Pricing Circular and the Offering Circular to be conducted by them (“Permits”), except where the failure to obtain such Permits would not individually or in the aggregate have a Material Adverse Effect, and such Permits are in full force and effect and the Company and its subsidiaries are in material compliance therewith;

(oo)   Neither the Company nor any of its subsidiaries, nor to their knowledge any director, officer, agent, employee or other person acting on behalf of the Company or any of the Company’s subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense thereunder; (D) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (E) made, or offered, agreed, requested or taken any acts in furtherance of any unlawful bribe or other unlawful benefit, including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(pp)   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct businesses, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(qq)   Neither the Company nor any subsidiary nor any director, officer, agent or employee of the Company or any subsidiary is an individual or entity (“Person”) that is, or is owned or controlled (within the meaning of the Sanctions or the laws authorizing such Sanctions) by a Person that is, currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the Bureau of Industry and Security of the U.S. Department of Commerce and the United Nations Security Council), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or U.S. export control regulations. For the past five years, to the knowledge of the Company, the Company and its subsidiaries have not engaged in, are not now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

12

(rr)     Except as disclosed in the Pricing Disclosure Package and the Offering Circular, the Company is and at all times has been in compliance with all applicable U.S. and foreign statutes, rules, regulations, or guidance applicable to Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect;

(ss)    (A) The Company and each of its subsidiaries have filed all French and other non-U.S. and all U.S. federal, state, local tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except where such failure to file or pay would not individually or in the aggregate have a Material Adverse Effect; (B) the Company and each of its subsidiaries is, to the extent required, registered for the purposes of any applicable value-added tax (“VAT”) and has complied in all respects with the terms of applicable legislation relating to VAT, except where such failure to register or comply would not have a Material Adverse Effect; and (C) no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor has the Company or any of its subsidiaries received written notice of any tax deficiency that will be assessed or, to the Company’s knowledge, has been proposed by any taxing authority, which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect;

(tt)      Except as described in the Pricing Disclosure Package and the Offering Circular, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to France or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Securities; (B) the sale and delivery of the Securities to the Purchasers; (C) the issuance and delivery of the ADSs upon the deposit of any Underlying Shares issued upon conversion of the Securities by the Depositary; (D) the deposit of the Underlying Shares with the Depositary against issuances of the ADS upon conversion of the Securities; (E) the execution and delivery of this Agreement, the Indenture or any other documents to be furnished under this Agreement; or (F) the delivery and performance of the Deposit Agreement or the execution, delivery and performance of the RIA and the consummation of the transactions contemplated by the Deposit Agreement;

(uu)   The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, commercially reasonable and customary for the conduct of its business; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable costs from similar insurers as may be necessary to continue its business;

(vv)    No material labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or is threatened, and neither the Company nor any of its subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect;

13

(ww)   The statistical and market-related data included in the Pricing Circular and the Offering Circular are based on or derived from sources that the Company believes are reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(xx)    The Company and its subsidiaries are conducting their businesses in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole;

(yy)    Each of this Agreement, the Indenture, the Securities and the Deposit Agreement is in proper form to be enforceable against the Company under French law in accordance with its terms; to ensure the legality, validity, or enforceability in France of this Agreement, the Indenture, the Securities or the Deposit Agreement, it is not necessary that this Agreement, the Indenture, the Securities or the Deposit Agreement be filed or recorded with any court or other authority in France;

(zz)    The indemnification and contribution provisions set forth in Section 9 hereof do not contravene the French Ordre Public International provided, however, that French courts have discretionary powers, by taking into consideration the respective positions of the parties, (i) to limit or increase the amount of payments due under any penalty, indemnity or contribution obligation for which enforcement is sought and that is considered, by the relevant French courts, to be manifestly excessive or derisory, (ii) to grant up to two years of additional time to the debtor, (iii) to decide that any deferred amounts shall bear interest at a reduced rate (but at least equal to the legal rate or taux légal), (iv) to decide that payments made by the debtor must be applied in priority to, or towards, reduction of the principal due or (v) when non-performance is due to the occurrence of a force majeure event;

(aaa) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(bbb) The Company has no debt securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2.        Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.75% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Representatives on behalf of the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractions of €1,000), determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities that such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities that all of the Purchasers are entitled to purchase hereunder.

14

The Company hereby grants to the Purchasers the right to purchase at their option up to €18,750,000 aggregate principal amount of Optional Securities, solely for the purpose of covering sales of Securities in excess of the principal amount of the Firm Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives on behalf of the Purchasers to the Company, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the first Time of Delivery (as defined below) or, unless the Representatives and the Company otherwise agree in writing, earlier than three or later than ten New York Business Days (as defined below) after the date of such notice; provided that such subsequent Time of Delivery shall occur within a period of 13 calendar days from, and including, the first Time of Delivery.

3.        Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

(a)      It will sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A; and

(b)      It is an Institutional Accredited Investor (within the meaning of Rule 501 under the Act).

4.        (a) The Securities to be purchased by each Purchaser hereunder will be issued in book-entry and will be represented by permanent global certificates deposited with, and registered in the name of, a common depository for Euroclear, and Clearstream, or a nominee of such depository. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Euroclear and Clearstream and their participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. The Company will deliver the Securities to the Representatives, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing Euroclear or Clearstream, as applicable, to credit the Securities to an account designated by the Representatives at Euroclear or Clearstream, as applicable,. The Company will cause the global notes representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to each Time of Delivery at the office of Goodwin Procter LLP, 601 Marshall Street, Redwood City, CA 94063 (the “Closing Location”). The time and date of such delivery and payment shall be 9:00 a.m., London time, on September 13, 2019 or such other time and date as the Representatives and the Company may agree upon in writing, and with respect to the Optional Securities, 9:00 a.m. London time, on the date specified by the Representatives in the written notice given by the Representatives of the Purchasers’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing; provided, however, that such delivery date must be at least three New York Business Days (as defined below) after such written notice is given and may not be earlier than the first Time of Delivery nor later than ten New York Business Days (as defined below) after the date of such notice; provided further, that solely with respect to an Optional Securities written notice that is delivered prior to the first Time of Delivery, the related Time of Delivery (as defined below) must be at least one New York Business Day after the written notice is given. Such time and date are herein called the “Time of Delivery”.

15

(b)      The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(l) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of Euroclear or Clearstream, as applicable, or their nominees, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.        The Company agrees with each of the Purchasers:

(a)      To prepare the Offering Circular in a form approved by you; to make no amendment or supplement to the Offering Circular which is disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)      Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the ADSs issuable upon deposit of any Underlying Shares issued upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)      If the Pricing Disclosure Package is being used to solicit offers to buy the Securities at a time when the Offering Circular is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Purchasers, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchasers and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law;

(d)      To furnish the Purchasers with written and electronic copies of the Offering Circular and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the completion of the distribution of the Securities, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

16

(e)      During the period beginning from the date hereof and continuing to and including the date 60 days after the first Time of Delivery (the “Company Lock-Up Period”), without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or submit or file with the Commission a registration statement under the Act relating to ADSs or any securities convertible into or exercisable or exchangeable for ADSs, including but not limited to any options or warrants to purchase shares of stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), provided, however, that the foregoing restrictions shall not apply to: (A) the Securities to be sold hereunder, the Underlying Shares and the ADSs issuable upon deposit of any Underlying Shares issued upon conversion of the Securities, (B) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company’s employee benefit plans, stock option plans or other employee compensation plans or arrangements described in the Pricing Disclosure Package and the Offering Circular, (C) the grant of options (options de souscription d’actions), free shares (actions gratuites) or warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise) or rights to purchase or the issuance of ordinary shares by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Pricing Circular and the Offering Circular, or pursuant to an employee stock purchase plan (ESPP) described in the Pricing Circular and the Offering Circular, (D) the sale or issuance of or entry into an agreement to sell or issue ordinary shares or securities convertible into or exercisable for ordinary shares in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, (v) debt financing or (vi) the assumption of employee benefit plans in connection with mergers or acquisitions; provided, that the aggregate number of ordinary shares or securities convertible into or exercisable for ordinary shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (D) shall not exceed 5% of the total number of ordinary shares of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that in the case of clauses (C) and (D), (x) each recipient of ordinary shares or securities convertible into or exercisable for ordinary shares, on or prior to such issuance, shall execute a lock-up letter substantially in the form of Annex I hereto with respect to the remaining portion of the Company Lock-Up Period and (y) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC or (E) ADSs representing ordinary shares issued in accordance with clauses (C) and (D).

(f)       Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(g)      While any of the Securities or the Underlying Shares remain outstanding and are “restricted securities” within the meaning of the Securities Act, during any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, upon request, when available, to furnish at its expense to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

17

(h)      To furnish to the holders of the Securities as soon as practicable after the end of the fiscal year ending after the date of the Offering Circular an annual report (including consolidated statements of operations, comprehensive loss, financial position, changes in equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of such fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent that they are available on EDGAR;

(i)        During the period of one year after the first Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act and determined by the Company) that it controls to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act);

(j)        To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”;

(k)       To reserve and keep available at all times, free of preemptive or similar rights, ADSs for the purpose of enabling the Company to satisfy any obligations to deliver ADSs upon deposit of any Underlying Shares issued upon conversion of the Securities;

(l)        To use its reasonable efforts to list for trading, subject to official notice of issuance, the ADSs issuable upon deposit of any Underlying Shares issued upon conversion of the Securities on the NASDAQ Stock Market LLC (the “Exchange”); and

(m)     Upon request of any Purchaser, to furnish, or cause to be furnished, to such Purchaser an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Purchaser for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.        (a) The Company represents and agrees that, without the prior consent of the Representatives, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (i) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Act, other than one or more term sheets approved by the Representatives relating to the Securities containing customary information and conveyed to purchasers of Securities (“Term Sheets”) or any Permitted General Solicitation Material (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (ii) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule II(c) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(c), a “Permitted General Solicitation Material”).

18

(b)      Each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more Term Sheets or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer, other than any such Term Sheets and any Permitted General Solicitation Material, is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”).

(c)      Any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company and the Representatives, is listed as applicable on Schedule II(a), Schedule II(b) or Schedule II(c) hereto, respectively.

7.        The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the ADSs issuable upon deposit of any Underlying Shares issued upon conversion of the Securities and all other expenses incurred in connection with the preparation, printing, reproduction and filing, if applicable, of the Pricing Circular and the Offering Circular and amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any agreement among Purchasers, this Agreement, the Deposit Agreement, the Indenture, the Securities, any memorandum relating to state securities or Blue Sky laws applicable to the purchase and distribution of the Securities by the Purchasers, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses incurred in connection with the qualification of the Securities and the ADSs issuable upon deposit of any Underlying Shares issued upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys, provided that such fees do not exceed $10,000; (iv) any fees charged by securities rating services engaged by the Company for rating the Securities; (v) the costs and expenses of the Trustee and Elavon and any agent of the Trustee or Elavon and the reasonable fees and disbursements of counsel for the Trustee and counsel for Elavon in connection with the Indenture and the Securities (vi) all fees and expenses in connection with listing the ADSs issuable upon deposit of any Underlying Shares issued upon conversion of the Securities on the Exchange; (vii) the cost of preparing the Securities; (viii) the cost of preparing ADR certificates representing the ADSs issuable upon deposit of any Underlying Shares issuable upon conversion of the Securities, if applicable; (ix) the cost and charges of any transfer agent or registrar; (x) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities; (xi) the cost and charges of the Depositary; (xii) all taxes (including, but not limited to, stamp or other issuance or transfer taxes or duties) incident to the sale and delivery of the Securities to be sold by the Company; and (xiii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

19

8.        The obligations of the Purchasers hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are as of the date hereof and, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)      Each of (i) Goodwin Procter LLP, U.S. counsel for the Purchasers and (ii) White & Case LLP, French counsel for the Purchasers, shall have furnished to you their written opinion and, in respect of Goodwin Procter LLP only, letter each dated such Time of Delivery, in form and substance satisfactory to you;

(b)      Each of (i) Wilson Sonsini Goodrich & Rosati, P.C., U.S. counsel for the Company, and (ii) Gide Loyrette Nouel, French counsel to the Company, shall each have furnished to you their written opinion and, if applicable, letter dated such Time of Delivery, in form and substance satisfactory to you;

(c)      If applicable, Ziegler, Ziegler & Associates LLP, counsel for the Depositary, shall have furnished to you, at the request of the Depositary, their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(d)      The Purchasers shall have received, on the date hereof and such Time of Delivery, a letter dated the date hereof and each Time of Delivery, respectively, in form and substance reasonably satisfactory to you, KPMG S.A., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to purchasers with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Offering Circular; provided that such letters shall use a “cut-off date” not earlier than two business days prior to the date of delivery thereof;

(e)      The Purchasers shall have received, on the date hereof and such Time of Delivery, a certificate of the principal financial officer of the Company dated the date hereof and such Time of Delivery, respectively, in form and substance reasonably satisfactory to you containing statements and information with respect to certain information contained in the Pricing Disclosure Package and the Offering Circular;

(f)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular and the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular and the Offering Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular and the Offering Circular, there shall not have been any change in the share capital (other than (A) as a result of the exercise (including any “net” or “cashless” exercises) of stock options (options de souscription d’actions) or warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise), the vesting of free shares (actions gratuites), or the award of shares, stock options (options de souscription d’actions), warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise), free shares (actions gratuites) or rights to purchase of shares under the Company’s employee stock purchase plan (ESPP) in the ordinary course of business pursuant to the Company’s equity plans or that are described in the Pricing Circular and the Offering Circular or (B) the repurchase of shares by the Company, which were issued pursuant to the early exercise of stock options by option holders or with respect to free shares that are subject to repurchase by the Company as disclosed in the Pricing Circular and the Offering Circular) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, properties, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular and the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and each of the Pricing Disclosure Package and the Offering Circular;

20

(g)      On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Circular;

(h)      The ADSs issuable upon deposit of any Underlying Shares issued upon conversion of the Securities shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i)        The Company shall have obtained and delivered to the Purchasers executed copies of an agreement from each of the parties listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto in form and substance reasonably satisfactory to you;

(j)        The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8;

(k)       The Deposit Agreement shall be in full force and effect;

(l)        The Purchasers shall have received an executed copy of the Indenture and the Securities shall be duly authenticated by the Trustee and Elavon;

(m)     The Securities shall be eligible for clearance and settlement through the facilities of Euroclear and Clearstream;

(n)      The Company shall have appointed the Trustee to act as trustee and Elavon to act as paying agent, registrar and conversion agent under the Indenture; and

(o)      No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Time of Delivery, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Time of Delivery, prevent the issuance or sale of the Securities.

21

9.    (a)       The Company will indemnify and hold harmless each Purchaser, together with its partners, members, directors, officers, affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each such person for any documented legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

(b)      Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company, together with its partners, members, directors, officers, affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and each Purchaser will reimburse the Company for any documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

22

(c)      Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (other than local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, except, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

23

(d)      If the indemnification provided for in Section 9 (a) or (b) is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each relevant indemnifying party under subsection (a) or (b) above shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering or sale, as applicable, of Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each relevant indemnifying party under subsection (a) or (b) above shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering or sale, as applicable, of Securities (net of any initial purchaser discounts and commissions but before deducting expenses) received by the Company bear to the total initial purchaser discounts and commissions received by the Purchasers, as set forth in the table on the cover page of the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)      The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act and each broker-dealer affiliate of each Purchaser; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.      (a)   If any Purchaser shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

24

(b)   If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.      The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.      If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(g)) any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.      In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow such Purchaser to properly identify its clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to: you as the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number 1-646-291-1469; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Convertible Debt Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Purchaser at its address set forth in its Purchaser’s questionnaire or telex constituting such questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

25

14.      This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.      Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.      The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.      This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.      (a)      THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The parties hereto agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.

(b)     In connection with this Agreement, the Company has irrevocably appointed Talend, Inc. as its authorized agent in the city of New York upon which process may be served in any such suit or proceeding, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 13, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

26

19.      Each of the Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.      To the extent that the Company or any of its properties, assets or revenues is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

21.      All payments by the Company to the Purchasers hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of a Purchaser having some connection with the taxing jurisdiction other than its participation as a Purchaser hereunder (including, if applicable, any income or franchise tax on the overall net income of the Purchaser imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York) (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to a Purchaser an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

22.      The Company agrees to indemnify the Purchasers against any loss incurred by the Purchasers as a result of any judgment or order being given or made against the Company for any amount due hereunder (the “PA Obligation”) and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the currency in which the PA Obligation is due (the “PA Obligation Currency”) and as a result of any variation as between (i) the rate of exchange at which the PA Obligation Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase PA Obligation Currency with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase PA Obligation Currency as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the PA Obligation Currency so purchased is greater than the sum originally due to the Purchasers hereunder, the Purchasers agree to pay to the Company an amount equal to the excess of the PA Obligation Currency so purchased over the sum originally due to the Purchasers hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

27

23.      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.      Notwithstanding anything herein to the contrary, the Company are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment and “tax structure” is limited to any facts that may be relevant to that treatment.

25.      Recognition of the U.S. Special Resolution Regimes.

(a)      In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)      In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)      As used in this section:

(i)“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)“Covered Entity” means any of the following:

(A)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

28

(iv)“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

29

Very truly yours,

Talend S.A.

By:	/s/ Michael Tuchen
Name: Michael Tuchen
Title: Chief Executive Officer (directeur général)

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Daniel Young
(Goldman Sachs & Co. LLC)

Name: Daniel Young
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Sudheer Tegulapalle
(J.P. Morgan Securities LLC)

Name: Sudheer Tegulapalle
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Brian Marshall
(Citigroup Global Markets Inc.)

Name: Managing Director
Title: Managing Director, Head of Software Investment Banking

Morgan Stanley & Co. LLC

By:	/s/ Tosca Griffin
(Morgan Stanley & Co. LLC)

Name: Tosca Griffin
Title: Associate

On behalf of each of the Purchasers.

SCHEDULE I

Principal
Amount of
Securities
to be
Purchaser	Purchased
Goldman Sachs & Co. LLC	€28,507,000
J.P. Morgan Securities LLC	€28,507,000
Citigroup Global Markets Inc.	€25,338,000
Morgan Stanley & Co. LLC	€25,338,000
BTIG, LLC	€3,462,000
KeyBanc Capital Markets Inc.	€3,462,000
Needham & Company, LLC	€3,462,000
SunTrust Robinson Humphrey, Inc.	€3,462,000
William Blair & Company, L.L.C.	€3,462,000
Total	€125,000,000

SCHEDULE II

(a)          Company Supplemental Disclosure Documents:

Electronic Roadshow Presentation, dated September 4, 2019

(b)          Purchaser Supplemental Disclosure Documents: None

(c)          Permitted General Solicitation Materials:

Press release of the Company dated September 4, 2019, relating to the announcement of the offering of the Securities.

Press release of the Company dated September 5, 2019, relating to the pricing of the offering of the Securities.

SCHEDULE III

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED SEPTEMBER 5, 2019

€125,000,000 PRINCIPAL AMOUNT OF

1.75% CONVERTIBLE SENIOR NOTES DUE 2024

The information in this pricing term sheet supplements Talend S.A.’s preliminary offering circular, dated September 4, 2019 (the “Preliminary Offering Circular”), and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Circular, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Circular.

Issuer:	Talend S.A., a société anonyme organized under the laws of France (the “Issuer”).

ADSs:	The Issuer’s American Depositary Shares, each representing as of the date of this pricing term sheet, one ordinary share, nominal value €0.08 per share (an “ordinary share”).

Ticker/Exchange for ADSs:	“TLND”/the Nasdaq Global Market (“Nasdaq”).

Notes:	1.75% Convertible Senior Notes due 2024 (the “notes”).

Principal Amount:	€125,000,000, plus up to an additional €18,750,000 principal amount pursuant to the initial purchasers’ option to purchase additional notes.

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof.

Maturity:	September 1, 2024, unless earlier converted, redeemed or repurchased.

Interest Rate:	1.75% per year.

Interest Payment Dates:	Interest will accrue from September 13, 2019 and will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2020.

Interest Record Dates:	February 15 and August 15 of each year, immediately preceding any March 1 or September 1 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from September 13, 2019.

Trade Date:	September 6, 2019.

Settlement Date:	September 13, 2019 (“T + 5”).

Nasdaq Closing Price of the ADSs on September 5, 2019:	$38.72 per ADS.

EURUSD Curncy Rate at 4:00 p.m. (New York City time):	€1.00 to $1.1036 (the “currency conversion rate”).

Nasdaq Closing Price of the ADS on September 5, 2019 converted into euros at the currency conversion rate:	€35.0852 per ADS.

Initial Conversion Rate:	19.3234 ADSs per €1,000 principal amount of notes (corresponding to 19.3234 ordinary shares per €1,000 principal amount of notes as of the date of this pricing term sheet), calculated on the basis of the closing price of the ADSs on Nasdaq on September 5, 2019 converted into euros at the currency conversion rate.

Initial Conversion Price:	Approximately €51.75 per ADS (corresponding to €51.75 per ordinary share as of the date of this pricing term sheet).

Conversion Premium:	Approximately 47.5% above the closing price of the ADSs on Nasdaq on September 5, 2019 converted into euros at the currency conversion rate.

Tax Redemption:	In the event of certain changes to the laws governing a relevant taxing jurisdiction (as defined under “Description of Notes — Additional Amounts”), the Issuer will have the option to redeem, in whole but not in part, the notes for a purchase price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional amounts, up to, but excluding, the redemption date. Upon the giving a notice of redemption in the event of certain changes to the laws governing a relevant taxing jurisdiction, a holder may elect not to have its notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in “Description of Notes — Additional Amounts” section of the Preliminary Offering Circular after the redemption date.

Optional Redemption	Other than in connection with a tax redemption, the Issuer may not redeem the notes prior to September 6, 2022. On or after September 6, 2022, the Issuer may redeem for cash all or any portion of the notes, at its option, if the last reported sale price of the ADSs (converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available) at 4:00 p.m. (New York City time) on such trading day) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending and including the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes, which means that the Issuer is not required to redeem or retire the notes periodically.

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Citigroup Global Markets Inc. Morgan Stanley & Co. LLC

Co-Managers:	BTIG, LLC KeyBanc Capital Markets Inc. Needham & Company, LLC SunTrust Robinson Humphrey, Inc. William Blair & Company, L.L.C.

ISIN (144A):	XS2051126691

Common Code (144A):	205112669

Use of Proceeds:	The Issuer estimates that the net proceeds from the offering will be approximately €120.4 million (or approximately €138.5 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by the Issuer.

The Issuer intends to use the net proceeds from this offering for working capital and other general corporate purposes, which may include capital expenditures, potential acquisitions and strategic transactions. From time to time, the Issuer evaluates potential acquisitions and strategic transactions. Currently, however, the Issuer does not have any specific planned acquisitions or strategic transactions. See “Use of Proceeds” in the Preliminary Offering Circular.

Increase in Conversion Rate upon a Make-Whole Fundamental Change or
during a Redemption Period:	The following table sets forth the number of additional ADSs by which the conversion rate will be increased per €1,000 principal amount of notes for a holder that converts its notes in connection with a make-whole fundamental change or during a redemption period, as the case may be, for each ADS price and effective date or redemption notice date, as applicable, set forth below:

	ADS Price
Effective Date / Redemption Notice Date	€35.0852	€40.0000	€51.7507	€60.0000	€67.2759	€70.0000	€80.0000	€90.0000	€100.0000	€125.0000	€150.0000	€175.0000	€200.0000
September 13, 2019	9.1786	7.6720	4.5547	3.2513	2.4452	2.2023	1.5083	1.0350	0.7055	0.2446	0.0547	0.0002	0.0000
September 1, 2020	9.1786	7.5818	4.3333	3.0102	2.2091	1.9711	1.3030	0.8604	0.5614	0.1651	0.0222	0.0000	0.0000
September 1, 2021	9.1786	7.3345	3.9617	2.6392	1.8638	1.6387	1.0230	0.6337	0.3830	0.0799	0.0007	0.0000	0.0000
September 1, 2022	9.1786	6.9430	3.4164	2.1163	1.3965	1.1957	0.6733	0.3698	0.1915	0.0137	0.0000	0.0000	0.0000
September 1, 2023	9.1786	6.3265	2.5441	1.3263	0.7432	0.5970	0.2599	0.1017	0.0291	0.0000	0.0000	0.0000	0.0000
September 1, 2024	9.1786	5.6765	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS prices and effective dates or redemption notice dates may not be set forth in the table above, in which case:

•	If the ADS price is between two ADS prices in the table or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption notice dates, as applicable, in the table, the number of additional ADSs by which the conversion rate for the notes will be increased will be determined by a straight-line interpolation between the number of additional ADS set forth for the higher and lower ADS prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-day year.

•	If the ADS price is greater than €200.0000 per ADS (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Circular), no additional ADSs will be added to the conversion rate for the notes.

•	If the ADS price is less than €35.0852 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above as described in the Preliminary Offering Circular), no additional ADSs will be added to the conversion rate for the notes.

Notwithstanding the foregoing, in no event will the conversion rate per €1,000 principal amount of notes exceed 28.5020 ADSs (corresponding on the date of this pricing term sheet to 28.5020 ordinary shares as of the date of this pricing term sheet), subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Circular.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes, any ADSs deliverable upon conversion of the notes and the ordinary shares represented by such ADSs, have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes, any ADSs deliverable upon conversion of the notes and the ordinary shares represented by such ADSs, are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Circular.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

[Remainder of Page Intentionally Blank]

SCHEDULE IV

PERSONS SUBJECT TO LOCK-UP AGREEMENTS

1.        John Brennan

2.        Nora Denzel

3.        Steve Singh

4.        Thierry Sommelet

5.        Michael Tuchen

6.        Nanci Caldwell

7.        Patrick Jones

8.        Brian Lillie

9.        Mark Nelson

10.      Adam Meister

11.      Laurent Bride

ANNEX I

FORM OF LOCK-UP AGREEMENT

TALEND S.A.

Lock-Up Agreement

[___], 2019

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

as representatives of the several

Purchasers

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re: Talend S.A. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) on behalf of the several purchasers named in Schedule I to the Purchase Agreement (collectively, the “Purchasers”) with Talend S.A., a société anonyme incorporated in France (the “Company”) providing for the offering (the “Offering”) of the Company’s Convertible Senior Notes due 2024 (the “Securities”) in a transaction not requiring registration under the Securities Act of 1933, as amended. The Securities will be convertible into cash, ordinary shares of the Company to be delivered in the form of American Depositary Shares (the “ADSs”) each representing one of the Company’s ordinary shares, nominal value €0.08 per share (the “Underlying Shares”), or a combination thereof, at the Company’s election.

In consideration of the agreement by the Purchasers to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to, or otherwise dispose of (including, without limitation, entering into any swap or other arrangement that transfers to another, in whole or in part, any economic consequence of ownership interest), whether any of these transactions are to be settled by delivery of ADSs or Underlying Shares or other securities of the Company that are substantially similar to ADSs or Underlying Shares, in cash or otherwise, nor publicly disclose the intention to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, make any short sale, file a registration statement under the Securities Act, or otherwise dispose of any ADSs or Underlying Shares, or any options or warrants to purchase any ADSs or Underlying Shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Underlying Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), other than any Securities sold or ADS issuable upon the conversion of the Securities pursuant to the Offering as contemplated by the Purchase Agreement or as otherwise provided herein. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the date of the final offering circular (the “Offering Circular”) relating to the Offering.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the Undersigned’s Shares

(i) acquired in open market transactions on or after the completion of the Offering,

(ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(iii) to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust or such beneficiary agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value,

(iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), provided that any such transfer shall not involve a disposition for value or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders, provided that in the case of any transfer contemplated in (A) or (B) above, it shall be a condition to the transfer that (x) each transferee executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and (y) there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement,

(v) by will or intestate succession upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(vi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement,

(vii) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each such transferee executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement,

(viii) with the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC,

(ix) in connection with the “net” or “cashless” exercise or settlement of stock options (options de souscription d’actions), warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise), free shares (actions gratuites) (i.e., restricted stock units) or other equity awards (including the transfer for the payment of taxes due as a result of such exercise or settlement whether by means of a “net settlement” or otherwise) pursuant to an employee benefit plan disclosed in the Offering Circular used for the Offering; provided, that any such ordinary shares received upon such exercise or settlement shall be subject to the terms of this Lock-Up Agreement; provided further, that if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, any such exercise or settlement relates solely to stock options (options de souscription d’actions), warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise), free shares (actions gratuites) or other equity awards that would otherwise expire during the Lock-Up Period, or

(b)       sell securities of the Company pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in effect as of the date hereof, so long as any required public filing specifies that the sale or transfer was made pursuant to such existing plan, or

(c)       enter into, amend or modify a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold, transferred, or otherwise disposed of during the Lock-Up Period (except, in the case of an amendment or modification to such plan, with respect to any securities of the Company originally subject to such plan prior to the amendment or modification, and provided that the amendment or modification does not affect the terms or conditions with respect to the transfer thereof) and no filings or public disclosure (including, but not limited to, filings under the Section 16 of the Exchange Act) of any such action shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period.

In addition, with respect to clauses (a)(i) through (vii) above, it shall be a condition to such transfer that no public filing or disclosure (including, but not limited to, filings under Section 16 of the Exchange Act) of such transfer by any party shall be required or voluntarily made during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (a) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

[For the avoidance of doubt, it is acknowledged and agreed that Bpifrance Investissement and any of its affiliates are not subject to this Lock-Up Agreement.]

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all obligations hereunder if the Purchase Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Securities to be sold thereunder.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned understands that the Company and the Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. This Lock-up Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

[Signature page to follow.]

Very truly yours,

Name: